UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANC PRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 18, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 22, 2021, between Banc of California, Inc., a Maryland corporation (the “Company”), and Pacific Mercantile Bancorp, a California corporation (“PMB”), PMB was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Pursuant to the Articles of Merger filed by the Company with the State Department of Assessments and Taxation of the State of Maryland, the Merger became effective at 8:59 p.m., Pacific time, on October 18, 2021 (the “Effective Time”). Promptly after the Merger, Pacific Mercantile Bank, a California state-chartered bank and a wholly owned subsidiary of PMB, merged with and into Banc of California, National Association, a national banking association and wholly owned subsidiary of the Company (“BoC Bank”), with BoC Bank as the surviving bank (the “Bank Merger”, and collectively, with the Merger, the “Mergers”).

Pursuant to the terms and conditions of the Merger Agreement, each outstanding share of PMB common stock, no par value per share, and PMB non-voting common stock, no par value per share (collectively, “PMB Common Stock”), excluding certain specified shares, was converted into the right to receive 0.50 (the “Exchange Ratio”) of a share of Company common stock, par value $0.01 per share (“BANC Common Stock” and such consideration, the “Merger Consideration”).

In addition, as a result of the Merger, at the effective time of the Merger (i) each outstanding option to acquire PMB Common Stock, whether vested or unvested, was cancelled and converted into the right to receive a cash payment based on the product of (x) the total number of shares of PMB Common Stock subject to such option and (y) the excess of (A) the product of (a) $18.62 (the per share value of the merger consideration based on an average BANC Common Stock price for a 20 day trading period prior to the closing of the Merger) and (b) the Exchange Ratio (the “Cashout Price”) over (B) the exercise price per PMB share of such option (less applicable taxes required to be withheld with respect to such payment), (ii) each outstanding PMB restricted stock award became fully vested and converted into the right to receive the Cashout Price (less applicable taxes required to be withheld with respect to such vesting), and (iii) each outstanding PMB restricted stock unit became fully vested and converted into the right to receive the Cashout Price (less applicable taxes required to be withheld with respect to such vesting).

As a result of the Merger, the Company will deliver approximately 11,856,718 shares of BANC Common Stock to the former holders of PMB Common Stock. Former holders of PMB Common Stock as a group have the right to receive shares of BANC Common Stock in the Merger constituting approximately 19% of the outstanding shares of BANC Common Stock immediately after the Merger. As a result, holders of BANC Common Stock immediately prior to the Merger, as a group, own approximately 81% of the outstanding shares of the BANC Common Stock immediately after the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 23, 2021, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on October 18, 2021, the Board increased its size by two to twelve total directors and filled the new vacancies created by this increase by appointing Denis Kalscheur and Shannon Eusey, each directors of PMB, to serve on the board of directors of the Company and BoC Bank (together, the “Board”), in each case until their initial terms as directors of the Company will expire at the Company’s 2022 Annual Meeting of Stockholders. Mr. Kalscheur will also be appointed to the Joint Audit Committee and the Joint Asset Liability Company. Ms. Eusey will be appointed to the Joint Enterprise Risk Committee and the Joint Compensation, Nominating and Corporate Governance Committee. On October 15, 2021, Barbara Fallon-Walsh notified the Company that she will retire effective as of October 18, 2021 from her position as a member of the Board of the Company and of BoC Bank, including as a member of the Joint Compensation, Nominating and Corporate Governance Committee and the Joint Asset Liability Committee.

In addition, on October 18, 2021, the Company appointed Vania Schlogel to fill the vacancy created by the resignation of Ms. Fallon-Walsh to serve on the Board of the Company and BoC Bank until her initial term as a director of the Company will expire at the Company’s 2022 Annual Meeting of Stockholders. Ms. Schlogel will also be appointed to the Joint Audit Committee and the Joint Asset Liability Committee. After giving effect to the foregoing, each Board consists of twelve members.

Mr. Kalscheur has served on the on the board of directors for PMB and Pacific Mercantile Bank, a wholly owned subsidiary of PMB, since February 2015, including as Chairman of the board and Chair of the audit committee. Since April 2021, Mr. Kalscheur has served as a member of the board of directors of ORIX Corporation USA following service as an advisory director. From January 2017 to November 2018, Mr. Kalscheur served as a member of the board of directors for Avolon Holdings Limited, the third largest commercial jet aircraft leasing company in the world. From January 2016 to January 2017, Mr. Kalscheur served as Vice Chairman of Aviation Capital Group (“ACG”), a global commercial jet aircraft leasing firm and wholly owned subsidiary of Pacific Life, a leading U.S. headquartered life insurance enterprise, and a member of ACG's Board of Directors. From January 2013 to December 2015, Mr. Kalscheur served as ACG’s CEO and as a member of its board of directors. From 2010 through 2012, Mr. Kalscheur served as SVP and Treasurer of Pacific Life.

Ms. Eusey is the Chief Executive Officer and President of Beacon Pointe Advisors, which she co-founded in 2002. Beacon Pointe Advisors is one of the largest Registered Investment Advisors specializing in full service financial planning, research driven investments that partners with institutions, retirement-sponsored plans and private clients. Ms. Eusey serves or has served on numerous boards including the Charles Schwab Advisor Council, the TD Ameritrade Advisory Council, CNBC’s Advisory Council, as well as Scratchworks, a financial technology accelerator that connects innovative tech companies with investment and wealth management luminaries to advance the digital transformation of the financial services industry.

Ms. Schlogel is Managing Partner and Founder of Atwater Capital, a media and entertainment sector-focused investment firm with offices in Los Angeles, California and Seoul, South Korea. Prior to founding Atwater, Ms. Schlogel served as a senior executive at several leading companies, including as Chief Investment Officer of Roc Nation and was a member of KKR's private equity team, where she specialized in the media sector and launched the growth equity division. Ms. Schlogel began her career in the Leveraged Finance and Capital Markets groups at Goldman Sachs in London and Los Angeles. Ms. Schlogel serves as a director on a number of boards, including as the Chairperson of Epidemic Sound, a provider of royalty-free music, and LEONINE Studios, Germany's leading content production and distribution company.

Compensatory arrangements for Mr. Kalscheur, Ms. Eusey and Ms. Schlogel will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its 2021 annual meeting filed on March 31, 2021, which descriptions are incorporated herein by reference.

Mr. Kalscheur, Ms. Eusey and Ms. Schlogel have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and have no arrangement or understanding with any other person pursuant to which they were selected as a director.

Mr. Kalscheur, Ms. Eusey and Ms. Schlogel are expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.

Item 8.01. Other Events.

On October 18, 2021 the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated March 22, 2021, between Banc of California and PMB (filed as Exhibit 2.1 to the Company’s Current Report on Form-8-K filed on March 23, 2021 and incorporated herein by reference).
99.1	Press Release, dated October 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Banc of California agrees to furnish a copy of any omitted schedule or exhibit to the
SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
Date:    October 19, 2021

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary